Exhibit 10.9

SERVICES AGREEMENT

This SERVICES AGREEMENT (the “Agreement”) is made effective as of December 1, 2024, between Jamal Khurshid (“Service Provider”), and ConnectM Technologies Solutions Inc. (“Company”). The parties agree as follows:

1.             Services. Company hereby employs the Service Provider to perform the following services ("Services") in accordance with the terms and conditions set forth in this Agreement:

1.1	introduce the Company to potential business development opportunities, including sales of their products;

1.2	introduce the Company to strategic partners and potential acquisition targets;

1.3	assist the Company in restructuring their debt structure through capital raises and other financial tools (it is understood the Service Provider is not a licensed broker-dealer or an “investment banking” firm, nor shall act in such a role); and

2.            Limitation on Services. Service Provider represents and warrants, and Company acknowledges, that Service Provider is not a licensed securities broker or dealer or a licensed investment advisor. Accordingly, Service Provider shall not, and shall have no authority, express or implied, to:

2.1.	Negotiate with any prospective purchaser of securities or potential acquirer of Company on behalf of or as a representative of Company;

2.2.	Make any representations or warranties on behalf of Company or with respect to Company or any of Company's securities;

2.3.	Prepare or disseminate any documentation regarding Company or any potential investment in or acquisition of Company unless specifically authorized by Company, or to engage in any general advertising or solicitation with respect to Company or its securities;

2.4.	Advise any potential investor or potential acquirer regarding any potential investment in or acquisition of Company or the value of any securities or terms of any proposed transaction;

2.5.	Disseminate term sheets, offering documents, business plans or any other Company information unless specifically authorized by Company;

2.6.	Receive or transmit funds to or from potential investors in or acquirers of Company; or

2.7.	Make any representation on behalf of Company, except as expressly authorized in advance in writing from time to time by Company and then only to the extent of such authorization.

3.	Performance of Services. The Service Provider shall personally perform the Services unless otherwise approved the Company. Service Provider shall determine the means by which the Service Provider accomplishes the Services in accordance with this Agreement.

3.1.	Time Devoted by Service Provider. It is anticipated Service Provider will spend approximately ten to twenty hours per week in fulfilling the Service Provider’s obligations under this Agreement. The particular amount of time may vary from day to day or week to week.

3.2.	Place Where Services Will Be Rendered. Service Provider will perform most services in accordance with this Agreement at such place(s) or telephonically as Service Provider determines is appropriate, except as specifically designated by the Company in connection with a specific activity.

3.3.	Employment of Others. Company may from time to time request that the Service Provider arrange for the services of others. All costs to the Service Provider for those services will be paid by the Company but in no event shall the Service Provider employ others without the prior authorization of the Company.

3.4.	Compliance. Service Provider, its employees and agents will comply at all times with (a) all applicable laws and regulations of (a) the federal Securities Act of 1933 and Securities Exchange Act of 1934, and of any jurisdiction in which Services are provided (“Securities Laws”), (b) all applicable Company rules, policies and standards, and (c) all security provisions in effect from time to time at Company's premises with respect to access to premises and materials and information belonging to Company. Service Provider will not use Company's name in any promotional materials or other communications with third parties without Company's prior written consent.

3.5.	Work for Others. The Company recognizes and agrees that the Service Provider may perform similar services for other persons, provided that such services do not represent a conflict of interest or a breach of the Service Provider’s fiduciary duty to the Company.

4.	Compensation.

4.1.	Equity. The Company shall issue Service Provider 35,000 restricted shares of common stock and the shares shall have piggyback registration rights. Any additional compensation shall be agreed to prior to any business combination or joint venture being finalized.

5.	Expenses. The Company shall reimburse Service Provider for all pre-approved expenses incurred.

6.	Term; Termination. The term of this Agreement shall be six (6) months.

7.	Independent Contractor. Service Provider acknowledges, and confirms to Company, that Service Provider is and shall remain an independent contractor, and is not an employee, partner or joint venture of Company. Company is not responsible for withholding and shall not withhold or deduct from the commissions FICA or taxes of any kind, unless such withholding becomes legally required. Service Provider is not entitled to receive the benefits which employees of Company and is not entitled to receive and shall not be entitled to workers compensation, unemployment compensation, medical insurance, life insurance, paid vacations, paid holidays, pension, profit sharing, or Social Security on account of the Services.

8.	Legal Matters

8.1.	Dispute Resolution. The parties will first make a good faith effort to settle by negotiation any dispute regarding this Agreement. If a settlement has not been reached within 15 days of beginning that negotiation, then the dispute will be submitted for mediation. If a settlement has not been reached in the mediation proceeding, then either party may submit the dispute to binding arbitration by a mutually acceptable arbitrator, and the other party agrees to participate in that arbitration proceeding. If the parties cannot agree on an arbitrator, then each party will select one arbitrator, and those two arbitrators will select a third arbitrator who will conduct the arbitration. Any arbitration under this section will be conducted in Monmouth County, New Jersey, pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction of the matter. However, this section will not apply to (a) actions for equitable relief, or (b) actions to enforce any mediation or arbitration award. In any action under the preceding clauses (a) or (b), each party waives all rights to a jury trial.

8.2.	Notices. Any notices required under this Agreement (a) must be in writing by personal or courier delivery, facsimile transmission, or by registered or certified U.S. mail, return receipt requested, postage prepaid, (b) must be delivered to address or facsimile number set forth below the parties' signatures, or to any other address or facsimile number as specified by a party in writing, and (c) will be deemed effective as of the date of personal or courier delivery, confirmed facsimile transmission, or two days after the date on the U.S. postmark affixed to the notice.

Jamal Khurshid	ConnectM Technologies Solutions Inc.
Beams End, Old Brighton Road	2 Mt. Royal Ave Suite 550
Pease Pottage, West Sussex, RH11 9AJ, UK	Marlborough, Ma. 01752

8.3.	General Provisions. This Agreement (a) cannot be assigned without the written consent of all parties, except that either party may assign this Agreement in connection with a merger, corporate reorganization, or the sale of all or substantially all of its stock or assets, (b) will be enforced, governed and construed exclusively under the laws of the State of New Jersey, and under the jurisdiction of and venue in any appropriate court in or closest to Monmouth County, New Jersey, (c) benefits and is binding upon each of the parties and their respective successors and permitted assigns, as applicable, (d) is not intended to benefit any third parties, (e) will remain in full force and effect to the extent possible if any portion of this Agreement is declared invalid by a court having jurisdiction, (f) constitutes the entire agreement of the parties, and supersedes all previous written or oral proposals, agreements, and other communications, with regard to its subject matter, (g) may only be waived or modified in writing signed by the both parties, and any failure of a party to exercise or enforce any of its rights under this Agreement will not act as a waiver of those rights, and (h) may be signed in two or more counterparts, which together constitute one and the same document.

Signature page to follow

ConnectM Technology Solutions Inc.

By:	/s/ Bhaskar Panigrahi	By:	/s/ Jamal Khurshid
	Name: Bhaskar Panigrahi		Name: Jamal Khurshid
	Title: CEO		Title: Manager

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